SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  March 2, 1998

                          CONTINENTAL CHOICE CARE, INC.
               (Exact name of Registrant as specified in Charter)

         New Jersey                     0-24542                   22-3276736
         ----------                     --------                  ----------
(State or other jurisdiction    (Commission File Number)         (IRS Employer
     of incorporation)                                    Identification Number)

               25-B Vreeland Road, Florham Park, New Jersey 07932
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (973) 593-0500

                                 Not Applicable
                                 --------------
         (Former name and former address, as changed since last report)








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Item 5.         Other Events.

         Effective March 2, 1998, the Board of Directors of Continental Choice Care, Inc. ("Registrant") appointed Stanley B. Amsterdam as an independent director of the Registrant. Mr. Amsterdam was appointed to fill the vacancy on the Board of Directors left by the resignation of Jeffrey A. Claman. Mr. Amsterdam was also appointed to serve as a member of the Audit and Compensation Committees of the Board of Directors. Mr. Amsterdam's term expires in 1998 or upon the election and qualification of a successor, death, resignation or removal.

         Mr. Amsterdam is the Product Manager for the elastic fabrics division of Guilford Mills, Inc., a position he has held for approximately 20 years.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Continental Choice Care, Inc.
                                            -----------------------------
                                               (Registrant)


Dated: March 4, 1998                            By: ---------------------------
                                                    Ronald A. Lefkon
                                                    Chief Financial Officer






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